UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2017

FAMOUS DAVE’S OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-21625	41-1782300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

(Address of principal executive offices) (Zip Code)

12701 Whitewater Drive, Suite 190, Minnetonka, MN 55343

(952) 294-1300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.Entry Into Material Definitive Agreements.

Private Placement

Stock Purchase Agreement

On November 10, 2017, Famous Dave’s of America, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) by and between the Company and PW Partners, LLC (“PW Partners”).  Pursuant to the Purchase Agreement, the Company sold to PW Partners on behalf of its designated client, FS Special Opportunities I, L.P. (the “Purchaser’s Designee”), 418,169 shares of its common stock, par value $0.01 per share (the “Common Stock”), at a purchase price of $3.50 per share, resulting in aggregate gross proceeds to the Company of $1,463,591.50 (the “Private Placement”). The Purchase Agreement provides further that PW Partners has assigned its rights under the Purchase Agreement to the Purchaser’s Designee; provided, however, that PW Partners retains its obligations under the Purchase Agreement.

In addition, pursuant to the Purchase Agreement and in connection with a proposed Rights Offering (as described below), PW Partners (a) agreed to not exercise rights in excess of the rights attributable to its pro rata share of Common Stock held as of the date of the Purchase Agreement and (b) will be obligated to purchase any Unsubscribed Shares (as described below) in the Rights Offering if it fails to enter into the Standby Purchase Agreement (as described below) or to fulfill its obligations pursuant to the Standby Purchase Agreement.

PW Partners is affiliated with PW Capital Management, LLC (“PW Capital”), a beneficial owner of approximately 9.5% of the outstanding shares of Common Stock. This beneficial ownership percentage held by PW Capital includes the 418,169 shares issued to the Purchaser’s Designee pursuant to the Purchase Agreement as a result of PW Capital having voting power over such shares. Jeffery Crivello, a member of the Company’s board of directors (the “Board”), as well as the Company’s new Chief Executive Officer, as described below, is the Chief Financial Officer of PW Partners Capital Management, LLC.

Also pursuant to the Purchase Agreement, the Company agreed to take the necessary steps to cause the Board to (i) appoint a mutually acceptable nominee selected by PW Partners (the “PW Director”), who shall be an independent director, to serve on the Board until the 2018 Annual Meeting of Shareholders (the “2018 Annual Meeting”), (ii) nominate the PW Director for election to the Board at the 2018 Annual Meeting for a term of office expiring at the 2019 Annual Meeting of Shareholders, (iii) recommend, and reflect such recommendation in the Company’s definitive proxy statement in connection with the 2018 Annual Meeting, that the shareholders of the Company vote to elect the PW Director to the Board at the 2018 Annual Meeting, and (iv) solicit, obtain proxies in favor of and otherwise support the election of the PW Director to the Board at the 2018 Annual Meeting, in a manner no less favorable than the manner in which the Company supports other nominees for election at the 2018 Annual Meeting.

Registration Rights Agreement

In connection with the Purchase Agreement, the Company entered into a registration rights agreement with PW Partners on November 10, 2017 (the “Registration Rights Agreement”) pursuant to which the Company has agreed to register, upon certain terms described below, the shares of Common Stock issued to the Purchaser’s Designee pursuant to the Purchase Agreement, the shares of Common Stock acquired pursuant to the Standby Purchase Agreement (described below), and any Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of such Common Stock (the “Registrable Securities”).

Pursuant to the Registration Rights Agreement, upon the written request of holders of more than 50% of the Registrable Securities delivered no sooner than six months after the Registration Rights Agreement execution date, the Company agreed (a) to file with the U.S. Securities and Exchange Commission (the “Commission”) as promptly as practicable, but in no event later than 90 days after the date of such written request, a shelf registration for delayed or continuous offerings of Registrable Securities in market transactions on Form S-3 (the “Shelf Registration”) and (b) to cause the Shelf Registration to be declared effective by the Commission as soon thereafter as practicable. The Company is required to use its commercially reasonable efforts to keep such Shelf Registration continuously effective and usable for resale of Registrable Securities until the earlier of (i) the second anniversary of the date of the Registration Rights Agreement; (ii) the date on which all Registrable Securities have been distributed to the public either pursuant to a registration statement, Rule 144 or sold in a private transaction in which the transferor’s registration rights are not assigned; or (iii) otherwise until there are no longer any Registrable Securities.

The Registration Rights Agreement also provides for certain piggyback registration rights for holders of Registrable Securities; however, so long as a Shelf Registration is on file and effective, then, subject to the terms and conditions of the Registration Rights Agreement, the Company shall have no obligation to allow participation in such piggyback registration rights.

In the event of an underwritten offering in which the underwriter recommends that marketing factors require a limitation of the number of shares to be underwritten, the Registration Rights Agreement provides that the number of shares included in the underwriting shall be allocated as follows: first, to the Company; second, to the holders of Registrable Securities and Wexford Capital LP (the beneficial owner of approximately 19.2% of the Company’s Common Stock) on a pro rata basis based on the total number of Registrable Securities proposed to be sold held by the holders of Registrable Securities and the total number of shares of Common Stock proposed to be sold by Wexford Capital LP; and third, among any other shareholders of the Company having rights to register securities in connection with such registration on a pro rata basis based on the total number of shares proposed to be sold in the offering held by such other shareholders.

Other Terms

The Purchase Agreement and the Registration Rights Agreement contain ordinary and customary provisions for agreements and documents of this nature, such as representations and warranties (for which PW is obligated both on behalf of itself and the Purchaser’s Designee), covenants and indemnification obligations, as applicable.  In addition, the Purchase Agreement provides, as conditions to closing, that the Company deliver the Registration Rights Agreement and the employment agreement with Jeffery Crivello (as described below).  The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to describe all of the terms and provisions thereof and are qualified in their entirety by reference to the Purchase Agreement and the Registration Rights Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Rights Offering; Standby Purchase Agreement

Rights Offering

As described in the Purchase Agreement, the Company has expressed its intent to commence a rights offering (the “Rights Offering”) as soon as practicable and pursuant to which the Company shall distribute, at no charge to each of its holders of Common Stock as of a record date to be set by the Board (the “Stockholders”), non-transferable rights to subscribe for and purchase each Stockholder’s respective pro rata amount (the “Basic Subscription Privilege”) of newly-issued shares of Common Stock at a price per share to be determined by the Board (the “Subscription Price”), with the total aggregate amount being offered not to exceed $5,536,408.50 (the “Offering Amount”).  Each holder of such rights who exercises such holder’s Basic Subscription Privilege will be entitled to subscribe for additional shares of Common Stock to the extent they are available, at the Subscription Price (the “Over-Subscription Privilege”).

Standby Purchase Agreement

Pursuant to the Purchase Agreement, if the Company commences the Rights Offering, PW Partners has agreed to enter into a Standby Purchase Agreement, effective at or prior to the commencement of the Rights Offering, with the Company (the “Standby Purchase Agreement”). The Standby Purchase Agreement will provide that PW Partners will (a) exercise its Basic Subscription Privilege and (b) purchase in a private placement separate from the Rights Offering, at the Subscription Price and subject to the terms and conditions of the Standby Purchase Agreement, any shares of Common Stock that are not subscribed for in the Rights Offering pursuant to the Stockholders’ exercise of their rights (the “Unsubscribed Shares”).  The aggregate amount PW Partners will agree to purchase, including the exercise of the Basic Subscription Privilege and the purchase of any Unsubscribed Shares, will not exceed the Offering Amount.

Consummation of the Standby Purchase Agreement will be subject to usual and customary closing conditions, including the consummation of the Rights Offering.  PW Partners may terminate the Standby Purchase Agreement upon any suspension of trading in the Company’s Common Stock by The Nasdaq Stock Market, any suspension of payments with respect to banks in the United States or a declaration of war or national emergency, or if the Company materially breaches any of its representations, warranties, covenants or obligations under the Standby Purchase Agreement and fails to cure such breach within five business days of receiving written notice.

A copy of the Standby Purchase Agreement is attached as an exhibit to the Purchase Agreement.  The foregoing description of the Standby Purchase Agreement is not complete and is qualified in its entirety by reference to the Purchase Agreement exhibit.

Item 2.02.Results of Operations and Financial Condition.

On November 13, 2017, the Company issued a press release, which is attached hereto as Exhibit 99.2, announcing the financial results for the Company’s third quarter of its fiscal year 2017.

The information set forth in Item 2.02 of this Current Report on Form 8-K is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information set forth in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.2, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), regardless of any general incorporation language in such filing.

Item 3.02.Unregistered Sales of Equity Securities

The information set forth in Item 1.01 above with regard to the Private Placement and the Standby Purchase Agreement is incorporated herein by reference.  The shares to be sold pursuant to the Private Placement and any shares sold to PW Partners as a result of its purchase of any Unsubscribed Shares pursuant to the Standby Purchase Agreement are being offered pursuant to the exemption from registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act, as a transaction to accredited investors not involving a public offering.

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Chief Executive Officer

Effective after the close of business on November 13, 2017, Michael Lister will step down from his role as Chief Executive Officer of the Company.  Mr. Lister joined the Company as its Chief Executive Officer on October 11, 2016. In connection with his termination as Chief Executive Officer, Mr. Lister has entered into a separation agreement described below and incorporated into this Item 5.02(b).

(c) Appointment of Chief Executive Officer

The Company has appointed Jeffery Crivello to serve as Chief Executive Officer, effective as of the start of business on November 14, 2017. Mr. Crivello, age 38, has been a member of the Board since August 24, 2017.  Since January 2015, Mr. Crivello served as the Chief Financial Officer of PW Partners Capital Management, LLC, a hedge fund manager, where he had primary responsibility for operations and accounting. Since 2001, Mr. Crivello has served as Chief Executive Officer of TREW Capital Management, Inc., a consulting and investment firm. From 2012 to 2015, Mr. Crivello served as a Managing Member of Maize Capital Group, LLC, a commodity investment firm.  He graduated from the University of Wisconsin-Whitewater with a B.S. degree in finance.

The Company is appointing Mr. Crivello to the Chief Executive Officer position as a condition to the closing of the Private Placement.  Mr. Crivello is an affiliate of PW Partners.  There are no family relationships between Mr. Crivello and the executive officers or directors of the Company.  In connection with his appointment as Chief Executive Officer, Mr. Crivello has entered into an employment agreement described below and incorporated into this Item 5.02(c).

(c) Appointment of Chief Operating Officer

Effective as of the start of business on November 14, 2017, the Company is appointing Geovannie Concepcion to serve as Chief Operating Officer. Mr. Concepcion, age 32, has been a member of the Famous Dave’s management team since April of 2016 where he has primary responsibility for executing on the company’s store optimization and refranchising efforts. In addition, Mr. Concepcion has led the company’s national efforts with third party delivery providers and online ordering. Before joining Famous Dave’s, Mr. Concepcion served in various capacities with Greenwich, Connecticut-based Wexford Capital LP in both the Private Equity Group and Global Macro Hedge Funds from June 2009 until April 2016. Mr. Concepcion graduated from DePaul University with a B.S. in Accounting.

There are no family relationships between Mr. Concepcion and the executive officers or directors of the Company. Pursuant to the terms of his employment, Mr. Concepcion is entitled to receive an annual base salary of $180,000 and is eligible for annual bonus compensation in the form of shares of the Company’s common stock, which amount shall be determined based on the 30-day volume weighted average price of the Company’s common stock meeting or exceeding the following established targets:

Stock Price	Shares Granted	% of Float	Accumulative % of Float	Accumulative # of Shares
$4.00	-	-	-	-
$5.00	2,500	0.03%	0.03%	2,500
$6.00	5,000	0.06%	0.08%	7,500
$7.00	5,000	0.06%	0.14%	12,500
$8.00	6,250	0.07%	0.21%	18,750
$9.00	6,250	0.07%	0.28%	25,000
$10.00	7,500	0.08%	0.36%	32,500
$11.00	7,500	0.08%	0.45%	40,000
$12.00	10,000	0.01%	0.56%	50,000
$13.00	10,000	0.11%	0.67%	60,000
$14.00	12,500	0.14%	0.81%	72,500
$15.00	12,500	0.14%	0.95%	85,000

Any Common Stock awarded pursuant to a bonus award shall be granted pursuant to and governed by the terms of the Company’s 2015 Equity Incentive Plan (the “Plan”).

(e) Separation Agreement

Effective as of the close of business on November 13, 2017, the Company is entering into a separation agreement (the “Separation Agreement”) with Michael Lister, the Company’s Chief Executive Officer. Pursuant to the agreement, Mr. Lister will be entitled to receive severance pay in the amount of $150,000, which amount is equal to six months of his ending salary with the Company, as well as the lesser of the remaining amounts owed on Mr. Lister’s rental apartment in Minnesota or the early termination penalty owed under the lease agreement.  If Mr. Lister elects coverage under COBRA, the Company will contribute a portion of the premium cost for November and December 2017 equal to the employer portion of the premium the Company pays on behalf of active employees for the coverage Mr. Lister elects.  In exchange for the separation benefits afforded under the Separation Agreement, Mr. Lister is agreeing to a release of any claims and to customary confidentiality and return of confidential information and Company property provisions.

Employment Agreement

Mr. Crivello’s employment with the Company will be governed by a three-year employment agreement which was delivered in connection with the closing of the Private Placement and effective as of November 14, 2017. Under the employment agreement, Mr. Crivello is entitled to receive an annual base salary of $250,000 and is eligible for annual bonus compensation in the form of shares of the Company’s common stock, which amount shall be determined based on the 30-day volume weighted average price of the Company’s Common Stock meeting or exceeding certain established targets.  Any Common Stock awarded pursuant to a bonus award shall be granted pursuant to and governed by the terms of the Plan.

Pursuant to the employment agreement, on November 14, 2017, the Company will also grant to Mr. Crivello a 90,000 share non-qualified stock option under the Plan that will vest in equal monthly installments over two years (the “Stock Option”). The Stock Option will have an exercise price equal to the closing price of the Company’s common stock as of November 14, 2017.

Mr. Crivello may participate in the Company’s benefit plans that are currently and hereafter maintained by the Company and for which he is eligible, including, without, limitation, group medical, 401(k), life insurance and other benefit plans. Mr. Crivello is also entitled to be reimbursed for reasonable travel and other expenses.

Pursuant to the employment agreement, Mr. Crivello agreed to customary non-competition and non-solicitation provisions, including a covenant that, in the event Mr. Crivello’s relationship with PW Partners conflicts with or is inconsistent with his obligations to the Company, Mr. Crivello’s primary duty shall be to the Company and to the extent that a conflict arises, he shall promptly notify the Board of such conflict.

The foregoing description of the employment agreement with Mr. Crivello summarized above is a summary only, and is qualified in its entirety by the document filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01.Regulation FD Disclosure.

On November 13, 2017, the Company issued a press release entitled “Famous Dave’s of America, Inc. Announces Private Placement” and a second press release entitled “Famous Dave’s of America, Inc. Appoints Jeffery Crivello as Chief Executive Officer and Reports Results for Third Quarter Fiscal 2017,” which are attached as Exhibits 99.1 and 99.2 hereto, respectively.

A presentation setting forth certain goals for the Company is attached as Exhibit 99.3.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Stock Purchase Agreement dated November 10, 2017 between Famous Dave’s of America, Inc. and PW Partners, LLC.
10.2	Registration Rights Agreement dated November 10, 2017 between Famous Dave’s of America, Inc. and PW Partners, LLC.
10.3	Employment Agreement dated November 14, 2017 between Famous Dave’s of America, Inc. and Jeffery Crivello.
99.1	Press Release, dated November 13, 2017, entitled “Famous Dave’s of America, Inc. Announces Private Placement”
99.2	Press Release, dated November 13, 2017, entitled “Famous Dave’s of America, Inc. Appoints Jeffery Crivello as Chief Executive Officer and Reports Results for Third Quarter Fiscal 2017”
99.3	Presentation of Jeffery Crivello’s Plans and Goals for the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMOUS DAVE’S OF AMERICA, INC.

Date: November 13, 2017	By:	/s/ Dexter Newman
Name: Dexter Newman
Title: Chief Financial Officer and Secretary